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                                                                   EXHIBIT 10.20

                                 VARIABLE SHARE
                        QUOTA SHARE REINSURANCE AGREEMENT


REINSURED:                          Commonwealth Mortgage Assurance Company (and
                                    Affiliates)

REINSURER:                          Capital Mortgage Reinsurance Company

EFFECTIVE DATE:                     January 1, 1997

TERM: Continuous from the Effective Date until terminated as provided below.

DEFINITIONS:                        When used in this Agreement, the following
                                    terms shall have the specific meanings shown unless the context of any provision hereof clearly indicates otherwise. Any definitions set forth herein shall (i) include the singular as well as plural, and (ii) all accounting terms involving premium and loss calculations shall have the meanings ascribed to them under statutory accounting principles prescribed or permitted under the laws and regulations of the Commonwealth of Pennsylvania.

                                    "Affiliate" means any insurance company
                                    controlled by, controlling or under common control with the Reinsured or the Reinsurer, as applicable.

                                    "Captive Insurer" means an insurer that is controlled by, controlling or under common control with a mortgage originator and assumes risk on mortgage loans insured by the Reinsured (or any insurer controlled by, controlling or under common control with the Reinsured) and originated by such mortgage lender.

                                    "Agreement" means this Variable Share Quota
                                    Share Reinsurance Agreement.

                                    "Losses" means losses paid plus allocated
                                    loss adjustment expenses paid by the
                                    Reinsured during the Term of this Agreement
                                    arising from Covered Business and reported
                                    by the Reinsured within its statutory
                                    financial statements, net of any salvage in
                                    connection therewith. The Reinsured's
                                    determination of Losses shall be binding on
                                    the Reinsurer.
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                                    "Calendar Year" means each whole calendar
                                    year, i.e., each January 1 through December
                                    31.

                                    "Calendar Year's Earned Premium" means for any Calendar Year, the amount of gross earned premium allocable to Covered Business and reported by the Reinsured within its statutory financial statement for the particular Calendar Year.

                                    "Calendar Year's Losses" means, for any
                                    Calendar Year, the amount of Losses
                                    allocable to Covered Business and reported by the Reinsured within its year-end statutory financial statement for the particular Calendar Year.

                                    "Calendar Year's Ever to Date Written
                                    Premium" means for any particular Calendar
                                    Year, the aggregate amount of all gross
                                    written premium allocable to Covered
                                    Business reported by the Reinsured within its year-end financial statements for the period from the Underwriting Year through the end of the particular Calendar Year.

                                    "Calendar Year's Ever to Date Covered
                                    Losses" means, for any particular Calendar
                                    Year, the aggregate amount of all Losses reimbursed, or reimbursable by the Reinsurer hereunder, whether under the Calendar Year Variable Quota Share Coverage or the Underwriting Year Excess Coverage, from the Effective Date through the end of the particular Calendar Year.

                                    "Underwriting Year" means the Calendar Year beginning January 1, 1997 and ending December 31, 1997.

                                    "Underwriting Year's Written Premium" means the gross written premium allocable to Covered Business written by the Reinsured during the Underwriting Year.

                                    "Underwriting Year's Net Losses" means the aggregate of all losses allocable to Covered Business minus the amount of such Losses reimbursed, or reimbursable by the Reinsurer pursuant to this Agreement from the Effective Date through the end of a particular Calendar Year.

                                    "Gross Risk in Force" means the aggregate amount of exposure arising from Covered Business calculated as


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                                    follows: (i) in the case of primary mortgage
                                    guaranty insurance policies, the unpaid
                                    principal balance of each mortgage loan
                                    insured multiplied by the coverage
                                    percentage for each such loan, and (ii) in the case of Agency Pool Insurance policies, the stop loss amount for each policy less any losses paid by the Reinsured in connection with such policy.

                                    "Agency Pool Insurance" means coverage
                                    provided by the Reinsured to either the
                                    Federal Home Loan Mortgage Corporation or
                                    Federal National Mortgage Association (the
                                    "Agencies") that a mortgage originator or one of the Agencies purchases from the Reinsured on a pool of mortgages sold to such Agency.

                                    "Agency Pool Insurance Limit" means $100 million of risk covered under Agency Pool Insurance policies. For the avoidance of doubt, the aggregate amount of Agency Pool Insurance risk the Reinsured may write and cede to the Reinsurer under the Agreement is $100 million and the maximum amount of Loss on Agency Pool Insurance payable by the Reinsurer is $15 million (i.e., 15% of $100 million). Any Agency Pool Insurance risk written by the Reinsured in excess of the Agency Pool Insurance Limit shall be voided for coverage purposes on a last written first excluded basis.

COVERED BUSINESS:                   All primary mortgage guaranty
                                    insurance policies and Agency Pool Insurance policies issued by the Reinsured during the Underwriting Year, subject to the Agency
                                    Pool Insurance Limit.

EXCLUSIONS:                         (i) Pool Insurance (other than Agency Pool
                                    Insurance)

                                    (ii) Reinsurance Assumed

                                    (iii) Any policy issued as a replacement for an outstanding mortgage insurance policy of any entity acquired by the Reinsured.

                                    (iv) Any policy with regard to which the insured under such policy (or its affiliate) provides any insurance or co-insurance (or its functional equivalent) to the Reinsured in connection with such policy.

                                    (v) Any policy for which any portion of the risk is ceded to a Captive Insurer.

                                    (vi) Any Agency Pool Insurance policy issued to Norwest Mortgage Corporation.



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                                    (vii) Any policy issued in connection with
                                    "supernotes," i.e., a risk sharing financial product sold by the Reinsured.

COVERAGES:                          Calendar Year Variable Quota Share Coverage:
                                    The Reinsurer will assume as reinsurance and be liable for:

                                    (i)     7.5% of the amount of each Calendar
                                            Year's Losses that do not exceed 55%
                                            of such Calendar Year's Earned
                                            Premium.

                                    (ii)    11.25% of the amount of each
                                            Calendar Year's Losses that exceed
                                            55% but are less than or equal to
                                            180% of such Calendar Year's Earned
                                            Premium. Provided, however, that for
                                            any Calendar Year in which such
                                            Calendar Year's Losses exceed 55% of
                                            such Calendar Year's Earned Premium,
                                            the Reinsurer shall assume and be
                                            liable for an additional 3.75% of
                                            such Calendar Year's Losses up to
                                            55% of such Calendar Year's Earned
                                            Premium.

                                    (iii)   15% of the amount of each Calendar
                                            Year's Losses that exceed 180% of
                                            such Calendar Year's Earned Premium.

                                    (iv)    100% of the amount of each Calendar
                                            Year's Losses that exceed 85% of the
                                            Reinsured's Gross Risk in Force at
                                            the end of such Calendar Year and
                                            are not covered pursuant to
                                            provisions (i) through (iii) above.

                                    Underwriting Year Excess Coverage: The
                                    Reinsurer will assume as reinsurance and be liable for:

                                    (i)     100% of the Underwriting Year's Net
                                            Losses incurred by the Reinsured
                                            during Calendar Years one through
                                            four, to the extent that 8% of the
                                            Underwriting Year's Written Premium,
                                            plus any unpaid ceding commission,
                                            exceeds the Calendar Year's Ever to
                                            Date Covered Losses at the end of
                                            the fourth Calendar Year of this
                                            Agreement.

                                    (ii)    100% of the Underwriting Year's
                                            Net Losses incurred by the Reinsured
                                            during Calendar Years five through
                                            seven, to the extent that 8% of
                                            the premium allocable to the Under-
                                            writing Year and


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                                             collected during the first and
                                             second Calendar Years of this
                                             Agreement plus any unpaid ceding
                                             commission, exceeds the Calendar
                                             Year's Ever to Date Covered Losses
                                             at the end of the seventh Calendar
                                             Year of this Agreement.

                                    (iii)   100% of the Underwriting Year's Net
                                            Losses incurred by the Reinsured
                                            through the end of the tenth
                                            Calendar Year of this Agreement, to
                                            the extent that 8% of the premium
                                            allocable to the Underwriting Year,
                                            plus any unpaid ceding commission,
                                            exceeds the Calendar Year's Ever to
                                            Date Covered Losses, at the end of
                                            the tenth Calendar Year of this
                                            Agreement.

PREMIUM: The Reinsured shall pay to the Reinsurer a premium (the "Premium") during the Term of this Agreement equal to 15% of the Reinsured's gross written premium allocable to Covered Business during each calendar quarter. The Premium, net of any ceding commission due hereunder, shall be due and payable within thirty (30) days after the end of such calendar quarter and shall be remitted as set forth below.

CEDING
COMMISSION:                         The Reinsurer shall pay to the Reinsured a
                                    ceding commission of thirty-two percent
                                    (32%) of the Premium paid hereunder,
                                    provided, however, that for any Calendar
                                    Year for which such Calendar Year's Losses exceed fifty-five percent (55%) of such Calendar Year's Earned Premium, no ceding commission shall be paid.

LOSS
PAYMENTS:                           Calendar Year Variable Quota Share Coverage

                                    The Reinsurer shall pay to the Reinsured a provisional payment for Losses reinsured under the Calendar Year Variable Quota Share Coverage equal to 7.5% of the amount of the Reinsured's Losses during each calendar quarter during the Term of this Agreement no later than the later of (i) thirty (30) days after the end of such calendar quarter, and
                                    (ii) ten (10) business days following the receipt by the Reinsurer of a schedule setting forth the amount of the Reinsured's Losses during such quarter. Sixty (60) days after the end of each Calendar Year (or any shorter


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                                    period in the event of a termination) the
                                    Reinsured shall prepare and forward to the Reinsurer a loss account showing for such Calendar Year (or shorter period) and the Underwriting Year, all Losses, Written Premium, Earned Premium and Gross Risk in Force. Within ten (10) days after the Reinsurer's receipt of the loss account for a particular Calendar Year (or shorter period), the Reinsurer and the Reinsured shall transfer funds between them so as to reconcile the difference between (i) the Reinsured's Calendar Year's Losses reimbursed and reimbursable hereunder, and
                                    (ii) the sum of the provisional payments for Losses and payments of ceding commissions made by the Reinsurer with respect to the calendar quarters during such Calendar Year (or shorter period).

                                    Underwriting Year Excess Coverage

                                    The Reinsurer shall remit to the Reinsured a provisional payment of any amounts due the Reinsured under the Underwriting Year Excess Coverage on or before the last business day of the fourth, seventh and tenth Calendar Years of this Agreement. The Reinsured shall provide the Reinsurer with a provisional loss account no later than thirty (30) days prior to the end of any such Calendar Year.

                                    Sixty (60) days after the end of the fourth, seventh and tenth Calendar Years of this Agreement, the Reinsured shall prepare and forward to the Reinsurer a loss account showing for such Calendar Year and the Underwriting Year, all Losses, Written Premium, Earned Premium and Gross Risk in Force. Within ten (10) business days after the Reinsurer's receipt of the loss account for the fourth, seventh and tenth Calendar Years, the Reinsurer and the Reinsured shall transfer funds between them so as to reconcile the difference between (i) the Reinsured's Underwriting Year's Net Losses, and (ii) the sum of the provisional payments made by the Reinsurer under the Underwriting Year Excess Coverage with respect to such Calendar Year.

CANCELLATION,                       A. This Agreement is non-cancelable by
TERMINATION:                        either party hereto for a period of ten
                                    years from the effective date hereof, except as provided in Section (B) below.


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                                    B. Upon the occurrence of one or more of the
                                    following events, the Reinsured, upon
                                    providing ninety (90) days prior written notice to the Reinsurer, shall have the right to terminate this Agreement on a cut-off basis, providing that such event or events have not been corrected prior to the expiration of such ninety (90) day period:

                                    1. Notice from Standard & Poor's Corporation
                                    ("S&P"), Moody's Investor Services, Inc.
                                    ("Moody's"), or any other nationally
                                    recognized rating agency that rates the
                                    Reinsured, confirmation of which shall be provided to the Reinsurer, that the Reinsured's then-current financial strength or claims-paying rating cannot be maintained because of the reinsurance coverage provided hereunder.

                                    2. Receipt by the Reinsured of written
                                    notice from the Pennsylvania Department of Insurance, or any other regulatory authority, a copy of which notice shall be provided to the Reinsurer, denying to the Reinsured full financial statement credit according to the statutory requirements of the Commonwealth of Pennsylvania or any other jurisdiction in which the failure of the Reinsured to obtain such full financial statement credit would have a material adverse impact on the Reinsured.

                                    3. Each party shall have the right to
                                    terminate this Agreement in the event of any actual or alleged breach or non-performance of a material provision of this Agreement by the other party which is not corrected or cured within thirty (30) days of the receipt by such other party of a written notice specifying the nature of the claimed breach or non-performance.

                                    4. Each party shall have the right to
                                    terminate this Agreement on December 31, 2006 (or any subsequent December 31) by providing at least ninety (90) days prior written notice of its intention to terminate this Agreement.

                                    After a termination cut-off pursuant to this Section, the Reinsurer shall pay to the Reinsured a profit commission equal to (i) 8% of the current Calendar Year's Ever to Date Written Premium, plus (ii) any unpaid ceding commission not paid in any Calendar Year when the Underwriting Year's Ever to Date Covered Losses exceeded fifty-five percent (55%) of such Calendar Year's Earned Premium,


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                                    minus (iii) such Calendar Year's ever to
                                    Date Covered Losses.

                                    At any termination of this Agreement, the Reinsurer shall refund to the Reinsured, in addition to any other sums due to the Reinsured hereunder, 14.67% of the Reinsured's ceded unearned premium with respect to Covered Business as of the date of such termination.

FINANCIAL                           The Reinsurer shall take all steps necessary
STATEMENT CREDIT:                   for the Reinsured to obtain full financial
                                    statement credit according to the statutory requirements of the Commonwealth of
                                    Pennsylvania, the State of New York, and any other jurisdiction in which the failure of the Reinsured to obtain such full financial statement credit would have a material adverse impact on the Reinsured.

TRUST
AGREEMENT:                          Upon the execution of this Agreement by the
                                    parties, the Reinsurer shall establish a trust account (the "Trust") for the benefit of the Reinsured at a financial institution and under a trust agreement acceptable to the Reinsured. The Reinsured shall promptly reimburse the Reinsurer for the reasonable and customary fees and expenses of the administration of the Trust.

                                    The payments of Premium (net of any ceding commissions due) by the Reinsured hereunder shall be made in two parts: (i) an amount equal to 14.67% of any Premium shall be remitted directly to the Reinsurer; and (ii) any remaining Premium due, net of any ceding commission, shall be deposited directly into the Trust.

                                    Deposits of Premium into the Trust shall be invested at the discretion of the Reinsurer, provided, however, that at each quarter-end
                                    (i) at least ninety-five percent (95%) of the assets of the Trust shall consist of instruments or securities determined, as of the date of each quarter-end, to be of investment grade as defined from time to time by S&P and/or Moody's, (ii) at least fifty percent (50%) of the investments and cash assets of the Trust shall consist of cash or cash equivalents, or securities determined, as of the date of purchase, to be of the highest investment grade as determined from time to time by S&P and/or Moody's, and


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                                    (iii) none of the assets of the Trust may be
                                    invested in instruments or securities with any real estate-related risk, and (iv) none of the assets of the Trust may be invested in instruments or securities of the Reinsurer, the Reinsured or any Affiliate of either. The Reinsurer shall be entitled to the investment income generated by the Trust.

                                    The Reinsured has the right and the
                                    obligation to withdraw assets from the Trust at any time and from time to time, as the Reinsured shall elect, in satisfaction of the Reinsurer's obligations hereunder, provided that such obligations have not been previously reimbursed to the Reinsured by the Reinsurer. In the event that, at any time, the assets of the Trust are insufficient to satisfy fully the obligations of the Reinsurer hereunder, the Reinsurer shall satisfy such shortfall directly as provided hereinabove.

                                    The Reinsurer may withdraw, and retain for its own account, all investment income earned on the Trust's assets at any time and from time to time as the Reinsurer shall elect. The trustee shall allow no other withdrawals or substitutions of assets from or to the Trust except as permitted hereunder.

                                    The trustee shall immediately honor all
                                    withdrawal requests made in accordance
                                    herewith and take all steps necessary to transfer the applicable assets held under the Trust to the appropriate party.

                                    Any disputes arising from the Trust may not be the subject of an arbitration proceeding between the parties unless both the Reinsured and the Reinsurer agree in writing to such an arbitration proceeding.

OTHER
PROVISIONS:                         This Agreement is subject to the negotiation
                                    and execution of a formal reinsurance treaty and a trust agreement both acceptable to the parties containing in addition to the terms and conditions set forth herein, ordinary and customary clauses set forth in reinsurance transactions generally, including, but not limited to the following:


                                    Follow the Fortunes Clause
                                    Offset Clause
                                    Errors and Omissions Clause



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                        Inspections Clause
                        Taxes Clause
                        Service of Suit Clause
                        Insolvency Clause
                        Arbitration Clause
                        Assignment Clause
                        Notices Clause
                        Waiver Clause
                        Negotiated Agreement Clause
                        Governing Law Clause (PA)
                        Salvage Clause
                        Subrogation Clause
                        Access to Records Clause
                        Reports Clause
                        Parental Wrap of Reinsurer Clause
                        Penalty Interest for Late Payments


AGREED TO AND ACCEPTED BY:

COMMONWEALTH MORTGAGE ASSURANCE COMPANY


BY:       _____________________________________
NAME:     _____________________________________
TITLE:    _____________________________________
DATE:     _____________________________________


CAPITAL MORTGAGE REINSURANCE COMPANY


BY:       _____________________________________
NAME:     _____________________________________
TITLE:    _____________________________________
DATE:     _____________________________________



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                                    (iii) none of the assets of the Trust may be
                                    invested in instruments or securities with any real estate-related risk, and (iv) none of the assets of the Trust may be invested in instruments or securities of the Reinsurer, the Reinsured or any Affiliate of either. The Reinsurer shall be entitled to the investment income generated by the Trust.

                                    The Reinsured has the right and the
                                    obligation to withdraw assets from the Trust at any time and from time to time, as the Reinsured shall elect, in satisfaction of the Reinsurer's obligations hereunder, provided that such obligations have not been previously reimbursed to the Reinsured by the Reinsurer. In the event that, at any time, the assets of the Trust are insufficient to satisfy fully the obligations of the Reinsurer hereunder, the Reinsurer shall satisfy such shortfall directly as provided hereinabove.

                                    The Reinsurer may withdraw, and retain for its own account, all investment income earned on the Trust's assets at any time and from time to time as the Reinsurer shall elect. The trustee shall allow no other withdrawals or substitutions of assets from or to the Trust except as permitted hereunder.

                                    The trustee shall immediately honor all
                                    withdrawal requests made in accordance
                                    herewith and take all steps necessary to transfer the applicable assets held under the Trust to the appropriate party.

                                    Any disputes arising from the Trust may not be the subject of an arbitration proceeding between the parties unless both the Reinsured and the Reinsurer agree in writing to such an arbitration proceeding.

INSOLVENCY:                         In the event of the insolvency of the
                                    Reinsured, this reinsurance shall be payable directly to the Reinsured, or its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Reinsured without diminution because of the insolvency of the Reinsured or because the liquidator, receiver, conservator or statutory successor of the Reinsured has failed to pay all or a portion of any claim. It is agreed, however, that within a reasonable time the liquidator, receiver, conservator or statutory successor of the Reinsured shall give written notice to the Reinsurer of the pendency of a claim against



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                                    the Reinsured. During the pendency of such
                                    claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that they may deem available to the Reinsured or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Reinsured as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Reinsured solely as a result of the defense undertaken by the Reinsurer.

ERRORS AND OMISSIONS:               Any inadvertent delay, omission or error
                                    shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified as soon as possible after discovery.

ACCESS TO RECORDS:                  The Reinsurer or its duly authorized
                                    representative shall have access to and the right to inspect the books and records of the Reinsured at all reasonable times for the purpose of obtaining information concerning this Agreement, the Covered
                                    Business or the subject matter hereof.


ARBITRATION; SERVICE OF             As a condition precedent to any right of
PROCESS AND JURISDICTION:           action hereunder, if any dispute shall arise
                                    between the parties hereto with reference to the interpretation of this Agreement or their rights with respect to any transaction involved, whether such dispute arises before or after termination of this Agreement, such dispute, upon the written request of either party, shall be submitted to three arbitrators, one to be chosen by each party, and the third by the two arbitrators so chosen. If either party refuses or neglects to appoint an arbitrator within thirty (30) days after the receipt of written notice from the other party requesting it to do so, the requesting party may appoint two arbitrators. If the two arbitrators fail to agree in the selection of a third arbitrator within thirty (30) days of their appointment, each of them shall name two, of whom the other shall decline one and the decision shall be made by drawing lots. All arbitrators shall be active or retired disinterested officers of insurance



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                                    or reinsurance companies or underwriters at
                                    Lloyd's of London not under the control of either party hereto.

                                    Except as may be otherwise provided herein, the arbitrators shall promulgate rules to interpret this Agreement based upon the Commercial Arbitration Rules of the American Arbitration Association and the Convention on Recognition and Enforcement of Foreign Arbitral Awards (June 10, 1958). The arbitrators shall interpret this Agreement as an honorable engagement rather than as a legal obligation and will make their award with the view to effecting the general purpose and intent of this Agreement, rather than in accordance with the literal interpretation of Agreement.

                                    The party requesting the arbitration shall submit its case to the arbitrators within forty-five (45) days of the appointment of the third arbitrator. The party responding to the request for arbitration shall submit its case to the arbitrators within forty-five (45) days of the receipt of the petitioner's case. A hearing shall be held within thirty (30) days after receipt of the parties cases in writing. The arbitrators shall render their decision within thirty
                                    (30) days after completion of the hearing.
                                    The decision in writing of any two
                                    arbitrators, when filed with the parties hereto, shall be final and binding on both parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and arbitration. Said arbitration shall take place in New York, New York unless some other place is mutually agreed upon by the parties hereto.

                                    The Reinsured hereby irrevocably submits to the nonexclusive jurisdiction of any Federal or State of New York court sitting in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement. The Reinsured irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim than any suit, action or proceeding brought in such court has been brought in an inconvenient forum. The Reinsured agrees that a final judgment, not subject to any further appeal, in any such suit, action or proceeding


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                                    brought in such a court shall be conclusive
                                    and binding upon it and will be given effect in the country of domicile of the Reinsured to the fullest extent permitted by applicable law and may be enforced in any Federal or State of New York court sitting in the State of New York, by a suit upon such judgment, provided that service of process is effected upon it as specified in the "Notice" section of this Agreement or as otherwise permitted by law. Nothing herein shall be deemed to limit or waive the Reinsured's right to remove a suit, action or proceeding to Federal court.

                                    Further, pursuant to any statute of any
                                    state, territory or district of the United
                                    States that makes provision therefor, the Reinsured hereby designates the superintendent, Commissioner or Director of Insurance or other officer specified for the purpose in the statute, or his successor or successors in office, as the true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Reinsured under this Agreement, and hereby designates the person named in this Agreement in the "Notice" section of this Agreement as the person whom the officer is authorized to mail such process or a true copy thereof.

                                    The Reinsured hereby consents to process being served in any suit, action or proceeding of the nature referred to above in any Federal or State of New York court sitting in the State of New York by service of process as set forth above, provided that, to the extent lawfully and possible, written notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Reinsured at its address specified herein or to any other address of which the Reinsured shall have given notice to the Reinsurer. The Reinsured irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service and agrees that such service shall be deemed in every respect effective service of process upon the Reinsured in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to the Reinsured.

                                    Nothing in this section shall affect the right of the Reinsured from receiving service of process in any other manner permitted by law or limit the right of the Reinsurer to bring proceedings against the Reinsured in any court having jurisdiction over the Reinsured and such proceeding.

OFFSET: The parties hereto have the right to offset any balance(s) due from one to the other under this Agreement or any other agreement between the parties. The party asserting the right of offset may exercise such right at any time whether the balance(s) due are on account of premiums or Losses or otherwise. In the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with applicable law.

APPLICABLE LAW:                     This Agreement shall be interpreted in
                                    accordance with the laws of Pennsylvania without giving effect to the conflict of law rules thereof.

REPRESENTATIONS AND
WARRANTIES:                         Each party to this Agreement represents and
                                    warrant that:

                                    A. it is a duly organized corporation,
                                    validly existing and in good standing under the laws of the nation or state of its incorporation, and is duly license or qualified to conduct business in all jurisdictions where the nature of its operations, such licensing or qualification is required,

                                    B. it is duly authorized to execute and
                                    deliver this Agreement and is and will
                                    continue to be authorized to perform its obligations under this Agreement,

                                    C. this Agreement has been duly authorized, executed and delivered by it and constitutes a valid and legally binding agreement enforceable with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' or insurance or reinsurance claimants' rights generally or by general equity principals,

                                    D. no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under applicable laws, for the execution, delivery and performance of this Agreement, except for those consents, approvals, authorizations or orders which previously have been obtained, and

                                    E. no brokerage fees are due in connection with this Agreement.

SALVAGE AND SUBROGATION:            The Reinsured shall pay to the Reinsurer its
                                    pro rata share of any recoveries, salvages or reimbursements on account of any Loss paid by the Reinsurer hereunder within ten
                                    (10) days of the last day of the calendar quarter of receipt by Reinsured thereof. In the event there are any recoveries, salvage or reimbursements recovered subsequent to a Loss payment, it is agreed that the amount recovered shall first be applied to the reimbursement of the expense of recovery and then in proportion to the liability of each party for the Loss before such recovery had been obtained. Expenses hereunder shall exclude all office expenses and salaries of officials and employees of the Reinsured.
                                    Notwithstanding anything herein to the
                                    contrary, this article shall remain in
                                    effect until all recoveries, salvages or reimbursements on account of any Loss paid by the Reinsurer hereunder shall have been obtained.

NOTICE: As used in this Agreement, notice shall mean any and all notices, requests, demands or other communications required or permitted to be given hereunder, and all notices shall be given or mailed by first class certified mail, return receipt requested, by an overnight delivery service or by confirmed telecopy, to the parties at the addresses set forth below:

                                    If to Reinsurer, to:

                                    Capital Mortgage Reinsurance Company
                                    1325 Avenue of the Americas, 18th Floor
                                    New York, New York 10019
                                    Attn: Corporate Secretary and Chief
                                          Financial Officer

                                    If to Reinsured, to:

                                    Commonwealth Mortgage Assurance Company
                                    Eight Penn Center
                                    Philadelphia, Pennsylvania 19103
                                    Attn:  Corporate Secretary and Chief
                                           Financial Officer

                                    The Reinsured and Reinsurer shall provide each other with wiring instructions for monies to be transferred under this Agreement promptly after execution of this Agreement and at the time of any change in such instructions.

SEVERABILITY:                       Wherever possible, each provision of this
                                    Agreement shall be interpreted in such
                                    manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

COUNTERPARTS:                       This Agreement may be executed in any number
                                    of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION HEADINGS:                   The section headings contained in this
                                    Agreement are for convenience of reference only, are without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the parties hereto.

PENALTY INTEREST:                   Any amounts due under this Agreement that
                                    are overdue by more than thirty days from the date those amounts are due to be paid shall accrue interest at the rate of ten percent interest per annum from the date due.

ENTIRE AGREEMENT:                   This Agreement contains the entire
                                    understanding of the parties with respect to the subject matter hereto. There are no restrictions, promises, warranties, covenants or undertakings with respect to such subject matter, other than those expressly set forth herein. This Agreement is binding on and shall inure to the benefit of the parties hereto and their successors and permitted assigns.

ASSIGNMENT:                         This Agreement and the respective
                                    obligations of the parties hereunder may not be assigned, in whole or in part, by either party hereto without the prior written consent of the other party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers and delivered as of the date first written above.

Reinsured: Commonwealth Mortgage Assurance Company


By:      ______________________________
Title:   ______________________________


Reinsurer: Capital Mortgage Reinsurance Company


By:      ______________________________
Title:   ______________________________



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